EXHIBIT 32.21

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

I, Eric Smit, the chief financial officer of eGain Communications Corporation (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the period ending March 31, 2004 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ERIC N. SMIT Eric N. Smit
May 14, 2004

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to eGain Communications Corporation and will be retained by eGain Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

¹ The material contained in this Exhibit 32.2 is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after date hereof and irrespective of any general incorporation language contained in such filing.